                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION
                                      OF
                            PAC-WEST TELECOMM, INC.
                            -----------------------


                                   ARTICLE I
                                   ---------

          The name of this Corporation is Pac-West Telecomm, Inc.


                                  ARTICLE II
                                  ----------

     The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.


                                 ARTICLE III
                                 -----------

     A. AUTHORIZED SHARES

          The total number of shares of capital stock which the Corporation has authority to issue is 1,675,000 shares, consisting of:

          (1) 175,000 shares of Class A Participating Preferred Stock, par value $.01 per share (the "Class A Preferred"); and

          (2) 1,500,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

                               B. CAPITAL STOCK

          Section 1. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of a share of Class A Preferred (a "Share") shall be entitled to be paid, before any Distribution or other payment is made upon any Junior Securities, an amount in cash equal to the amount which the holders of Class A Preferred are entitled to be paid pursuant to Section 3 hereof. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share in connection with such liquidation, dissolution or winding up. The consolidation or merger of the Corporation with or into any other entity or entities in which the Corporation is not the surviving entity, or any other form of recapitalization or reorganization affecting the Corporation in which the Corporation is not the surviving entity, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 1, except for any such merger, consolidation, recapitalization or reorganization which is effected solely to change the state of incorporation of the Corporation.

          Section 2. Priority of Class A Preferred on Distributions. So long as there is any Unpaid Yield or Unreturned Original Cost outstanding, without the prior written consent of the holders of a majority of the outstanding shares of Class A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, make any Distribution, directly or indirectly, with respect to any Class A Preferred or Junior Securities other than in accordance with the provisions of Section 3 below, except for (i) repurchases of Common Stock from present or former employees or consultants of the Corporation and its Subsidiaries upon termination of employment or consultancy in accordance with arrangements approved by the Corporation's board of directors and so long as no Event of Noncompliance is in existence immediately prior to or is otherwise caused by any such repurchase, (ii) any redemption or repurchase of Class A Preferred or Common Stock pursuant to any right of first refusal, first offer or similar right in favor of the Corporation approved by the Corporation's board of directors so long as no Event of Noncompliance is in existence immediately prior to or is otherwise caused by any such repurchase, and (iii) dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock in compliance with the provisions of Section 8 below.

          Section 3. Distributions. At the time of each Distribution, such Distribution shall be made to the holders of Class A Preferred and Common Stock in the following priority:

          3A. Distribution of Unpaid Yield. The holders of Class A Preferred shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the aggregate Unpaid Yield of the Shares of Class A Preferred held by each such holder as of the time of such Distribution) equal to the aggregate Unpaid Yield on the outstanding shares of Class A Preferred as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraphs 3B or 3C below until the entire amount of the Unpaid Yield on the outstanding Shares of Class A Preferred as of the time of such Distribution has been paid in full.

The Distributions made pursuant to this paragraph 3A to holders of Class A Preferred shall constitute a payment of Yield on the Class A Preferred.

          3B. Distribution of Unreturned Original Cost. After the required amount of a Distribution has been made in full pursuant to paragraph 3A above, the holders of Class A Preferred shall be entitled to receive all or a portion of such Distribution (ratably among such holders based upon the aggregate Unreturned Original Cost of the Shares of Class A Preferred held by each such holder as of the time of such Distribution) equal to the aggregate Unreturned Original Cost of the outstanding shares of Class A Preferred as of the time of such Distribution, and no Distribution or any portion thereof shall be made under paragraph 3C below until the entire amount of the Unreturned Original Cost of the outstanding Shares of Class A Preferred as of the time of such Distribution has been paid in full. The Distributions made pursuant to this paragraph 3B to holders of Class A Preferred shall constitute a return of Original Cost of the Class A Preferred.

          3C. Remaining Distributions. After the required amount of a Distribution has been made pursuant to paragraphs 3A and 3B above, the holders of Class A Preferred and Common Stock as a group, shall be entitled to receive the remaining portion of such Distribution (ratably among such holders based upon the aggregate number of shares of Class A Preferred and Common Stock held by each such holder as of the time of such Distribution).

          Section 4. Redemptions at the Option of the Holders of Class A Preferred.

          4A.  Redemption with Proceeds of Public Offerings.

               (i) Upon the request of any holder of Class A Preferred delivered at least 30 days prior to the expected consummation of any Public Offering as set forth in the notice delivered by the Corporation pursuant to subparagraph 4A(iii) below, the Corporation shall apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters' commissions and other reasonable expenses to redeem the Shares of Class A Preferred requested to be redeemed by such holder at a price per Share determined pursuant to paragraph 4C below; provided that the Corporation shall not be required to redeem any Class A Preferred pursuant to this subparagraph 4A(i) in the event the Corporation receives a Conversion Notice (as defined below) prior to the consummation of such Public Offering from the holders of a majority of the outstanding Class A Preferred pursuant to subparagraph 5A(ii) below.

               (ii) Upon the request of the holders of a majority of the outstanding Class A Preferred delivered at least 15 days prior to the expected consummation of any Public Offering as set forth in the notice delivered by the Corporation pursuant to subparagraph 4A(iii) below, the Corporation shall apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters' commissions and other reasonable expenses to redeem all outstanding Shares of Class A Preferred at a price per Share determined pursuant to paragraph 4C below.

               (iii) The Corporation shall send written notice of any proposed Public Offering and the expected date of the consummation of such Public Offering by reputable overnight courier service (charges prepaid) to each record holder of Class A Preferred not less than 60 days prior to the Corporation's expected date of the consummation of such Public Offering. The Corporation shall provide written notice of any redemption of Shares of Class A Preferred pursuant to paragraph 4A to all holders of Class A Preferred within 3 days after the receipt of any redemption notice delivered pursuant to this paragraph 4A. Any redemption pursuant to this paragraph 4A shall take place on a date fixed by the Corporation, which date shall not be more than three days after the Corporation's receipt of the proceeds of any Public Offering. Except as to the Shares so redeemed, redemptions of Shares pursuant to this paragraph 4A shall not relieve the Corporation of its obligation to redeem Shares pursuant to paragraph 4B below.

          4B. Optional Redemptions by Holders. At any time and from time to time after December 31, 2003, the holders of a majority of the outstanding Class A Preferred may request redemption of all or any portion of their Shares of Class A Preferred by delivering written notice of such request to the Corporation. Within five days after receipt of such request, the Corporation shall give written notice of such request to all other holders of Class A Preferred, and such other holders may request redemption of all or any portion of their Shares of Class A Preferred by delivering written notice to the Corporation within ten days after receipt of the Corporation's notice. The Corporation shall be required to redeem all Shares with respect to which such redemption requests have been made at a price per Share determined pursuant to paragraph 4C below within 60 days after receipt of the initial redemption request therefor. Except as to the Shares so redeemed, redemptions pursuant to this paragraph 4B shall not relieve the Corporation of its obligation to redeem Shares pursuant to paragraph 4A above.

          4C. Redemption Payments. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Unreturned Original Cost plus Unpaid Yield with respect to such Share. Notwithstanding anything herein to the contrary, if the funds of the Corporation (i) legally available pursuant to the General Corporation Law of California for the redemption of Shares on any Redemption Date or (ii) permitted to be used for the redemption of Shares pursuant to any debt financing agreement of the Corporation on any Redemption Date are in either case insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are available pursuant to the California General Corporation Law and permitted to be used pursuant to any such debt financing agreement of the Corporation shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Unreturned Original Cost plus Unpaid Yield of the Shares held by each such holder. At any time thereafter when additional funds of the Corporation are available pursuant to the foregoing sentence for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          4D. Partial Redemptions. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

          4E. Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the amount determined pursuant to paragraph 4C above is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

          4F. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired and shall not be reissued, sold or transferred.

          4G. Other Redemptions or Acquisitions. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Class A Preferred, except as expressly authorized herein or except pursuant to a purchase offer made pro-rata to all holders of Class A Preferred on the basis of the number of Shares owned by each such holder.

          Section 5. Conversion at the Option of the Holders of Class A
Preferred.

          5A.  Conversion Obligations.

               (i) In connection with the consummation of a Public Offering, any holder of Class A Preferred may cause all Shares of Class A Preferred held by such holder to be converted to Conversion Stock upon the consummation of such Public Offering by delivering written notice to the Corporation (a "Conversion Notice") at least 30 days prior to the expected consummation of such Public Offering as set forth in the notice delivered by the Corporation pursuant to subparagraph 4A(iii) above; provided that the Corporation shall not be required to convert any Class A Preferred pursuant to this subparagraph 5A(i) in the event the Corporation receives a redemption notice from the holders of a majority of the outstanding Class A Preferred pursuant to subparagraph 4A(ii) above.

               (ii) In connection with the consummation of a Public Offering, the holders of a majority of the outstanding Shares of Class A Preferred may cause all outstanding Shares of Class A Preferred to be converted to Conversion Stock upon the consummation of such Public Offering by delivering written notice to the Corporation (also a "Conversion Notice") at least 15 days prior to the expected consummation of such Public Offering as set forth in the notice delivered by the Corporation pursuant to subparagraph 4A(iii) above.

               (iii) The Corporation shall provide written notice of the Conversion of any Shares of Class A Preferred to all holders of Class A Preferred at least five days prior to such conversion.

          5B.  Conversion Procedure.

               (i) Upon delivery of a Conversion Notice, each Share of Class A Preferred (including any fraction of a Share) to which such conversion notice relates shall convert into a number of shares of Conversion Stock computed by dividing the Unreturned Original Cost plus Unpaid Yield with respect to such Share by the price per share of Conversion Stock to the public in such Public Offering (the "Offering Price").

               (ii) Each conversion of Class A Preferred shall be deemed to have been effected upon the consummation of such Public Offering. At such time, the rights of the holder of such Class A Preferred as a holder of Class A Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               (iii) As soon as possible after a conversion has been effected (but in any event within five (5) business days after such conversion), the Corporation shall deliver to the converting holder, upon surrender to the Corporation at its principal office by the converting holder of its certificate for the converted Class A Preferred, a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in the name or names and in such denominations as such converting holder has specified.

               (iv) The issuance of certificates for shares of Conversion Stock upon conversion of Class A Preferred shall be made without charge to the holders of such Class A Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Class A Preferred, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable and free and clear of all liens, charges and encumbrances.

               (v) The Corporation shall not close its books against the transfer of Class A Preferred or of Conversion Stock issued or issuable upon conversion of Class A Preferred in any manner which interferes with the timely conversion of such Shares.

               (vi) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph 5B(vi), be deliverable upon any conversion of the Class A Preferred, the Corporation, in lieu of delivering the fractional share therefor, may elect to pay an amount to the holder thereof equal to the Offering Price of such fractional interest as of the date of conversion.

               (vii) The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance).

               (viii) In connection with any conversion pursuant to this
Section 5, the Corporation shall take all actions necessary to make available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Class A Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Class A Preferred.

          Section 6. Voting Rights. Except as otherwise provided by applicable law, the Class A Preferred shall have no voting rights. Notwithstanding the foregoing, each holder of Class A Preferred shall be entitled to notice of all shareholders meetings at the same time and in the same manner as notice is given to all shareholders entitled to vote at such meetings. The holders of the Common Stock shall be entitled to notice of all shareholders meetings in accordance with the Corporation's bylaws, and the holders of the Common Stock shall be entitled to one vote per share on all matters submitted to the shareholders of the Corporation for a vote.

          Section 7. Events of Noncompliance.

          7A.  Definition.  An Event of Noncompliance shall have occurred if:

               (i) the Corporation fails to make any redemption payment with respect to the Class A Preferred which it is required to make hereunder (after giving effect to the second sentence of paragraph 4C hereof);

               (ii) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a material Subsidiary) relating to the Corporation or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days; or

               (iii) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement or there shall otherwise occur an event of default under any agreement to which the Corporation or any Subsidiary is a party if the effect of such default or event of default is to cause an amount exceeding $500,000 to become due prior to its stated maturity.

          7B.  Consequences of Events of Noncompliance.

               (i) If an Event of Noncompliance has occurred (other than an Event of Noncompliance of the type described in subparagraph 7A(ii)), the holder or holders of a majority of the Class A Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Class A Preferred owned by such holder or holders at a price per Share equal to the Unreturned Original Cost plus Unpaid Yield with respect to such Share. The Corporation shall give prompt written notice of such election to the other holders of Class A Preferred (but in any event within five days after receipt of the initial demand for redemption from the holder or holders of a majority of the Class A Preferred then outstanding), and each such other holder may demand immediate redemption of all or any portion of such holder's Class A Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Class A Preferred as to which rights under this paragraph 7B have been exercised within 30 days after receipt of the initial demand for redemption from the holder or holders of a majority of the Class A Preferred then outstanding.

               (ii) If an Event of Noncompliance of the type described in subparagraph 7A(ii) has occurred, all of the Class A Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Class A Preferred) at a price per Share equal to the amount which the holders of Class A Preferred are entitled to be paid with respect to each Share pursuant to Section 3 above. The Corporation shall immediately redeem all Class A Preferred upon the occurrence of such Event of Noncompliance.

               (iii) If any Event of Noncompliance exists, each holder of Class A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          Section 8. Stock Splits and Stock Dividends. The Corporation shall not in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by stock split, stock dividend or otherwise) the outstanding shares of Class A Preferred or Common Stock, as the case may be, unless the outstanding shares of the other class shall be proportionately subdivided or combined. All such subdivisions and combinations shall be payable only in Class A Preferred to the holders of Class A Preferred and in Common Stock to the holders of Common Stock. In no event shall a stock split or stock dividend constitute a payment of Yield or a return of Original Cost.

          Section 9. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of Class A Preferred. Upon the surrender of any certificate representing Class A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred represented by the surrendered certificate.

          Section 10. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Class A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 11.  Definitions.

          "Common Stock" means the Corporation's Common Stock and any other capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "Conversion Stock" means shares of the Common Stock; provided that if there is a change such that the securities issuable upon conversion of the Class A Preferred are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean shares of the security issuable upon conversion of the Class A Preferred if such security is issuable in shares, or shall mean the units in which such security is issuable if such security is not issuable in shares.

          "Distribution" means each distribution made by the Corporation to holders of Class A Preferred or Common Stock, whether in cash, property, or securities of the Corporation and whether by dividend, liquidating distributions or otherwise; provided that none of the following shall be a Distribution: (a) any redemption or repurchase by the Corporation of any Class A Preferred pursuant to Section 4 above, (b) any conversion of any Class A Preferred pursuant to Section 5 above, (c) any redemption or repurchase of Class A Preferred or Common Stock pursuant to any right of first refusal, first offer or similar right in favor of the Corporation approved by the Corporation's Board of Directors so long as no Event of Noncompliance is in existence immediately prior to or is otherwise caused by any such repurchase, (d) repurchases of Common Stock from present or former employees or consultants of the Corporation and its Subsidiaries upon termination of employment or consultancy in accordance with arrangements approved by the Corporation's board of directors and so long as no Event of Noncompliance is in existence immediately prior to or is otherwise caused by any such repurchase or (e) any recapitalization or exchange of any Class A Preferred or Common Stock in compliance with the provisions of
Section 8 above or any subdivision (by stock split, stock dividend or otherwise) or any combination (by stock split, stock dividend or otherwise) of any outstanding Class A Preferred or Common Stock in compliance with the provisions of Section 8 above.

          "Junior Securities" means any capital stock or other equity securities of the Corporation, except for the Class A Preferred.

          "Original Cost" of each share of Class A Preferred shall be equal to $360.00 per share (as proportionally adjusted for all stock splits, stock dividends and other recapitalizations affecting the Class A Preferred).

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Public Offering" means any offering by the Corporation of its equity or debt securities or any rights to acquire any of its equity or debt securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "Redemption Date" as to any Share means the date specified in the notice of any redemption at the Corporation's option or the applicable date specified herein with respect to any other redemption; provided that no such date shall be a Redemption Date unless the Unreturned Original Cost plus Unpaid Yield with respect to such Share is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

          "Wholly-Owned Subsidiary" means, with respect to any Person, a Subsidiary of which all of the issued and outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

          "Unpaid Yield" of any Share of Class A Preferred means an amount equal to the excess, if any, of (a) the aggregate Yield accrued on such Share, over
(b) the aggregate amount of Distributions made by the Corporation that constitute payment of Yield on such Share.

          "Unreturned Original Cost" of any Share of Class A Preferred means an amount equal to the excess, if any, of (a) the Original Cost of such Share, over
(b) the aggregate amount of Distributions made by the Corporation that constitute a return of Original Cost of such Share.

          "Yield" means, with respect to each Share of Class A Preferred for each calendar quarter, the amount accruing on such Share each day during such quarter at the rate of 10% per annum of the sum of (a) such share's Unreturned Original Cost, plus (b) Unpaid Yield thereon for all prior quarters. In calculating the amount of any Distribution to be made during a calendar quarter, the portion of a Class A Preferred share's Yield for such portion of such quarter elapsing before such Distribution is made shall be taken into account.

          Section 12. Amendment and Waiver. No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 11 of this Subdivision B without the prior written consent of the holders of 85% of the Class A Preferred outstanding at the time such action is taken; provided that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of 85% of the Class A Preferred then outstanding.

          Section 13. Notices. All notices, demands or other communications to be given or delivered hereunder shall be in writing and shall be deemed to have been given when delivered personally to the recipient or one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                  ARTICLE IV
                                  ----------

          Section 1. Elimination of Director Liability. The liability of directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          Section 2. Indemnification. The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, to the fullest extent permissible under California law.

          Section 3. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article IV shall not adversely affect any right or protection of an agent of this Corporation existing at the time of such amendment, repeal or modification.

                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                       OF
                                       --

                           ARTICLES OF INCORPORATION
                           -------------------------

The undersigned certify that:

1. They are the president and chief financial officer, respectively, of PAC-WEST TELECOMM, INC., a California corporation.

2. Subdivision A of Article III of the Articles of Incorporation of this corporation is amended to read as follows:

               AUTHORIZED SHARES: The total number of shares of capital stock which the Corporation has authority to issue is 16,750,000 shares consisting of:

                    (1) 1,750,000 shares of Class A Participating Preferred Stock, par value $.01 per share (the "Class A Preferred"); and

                    (2) 15,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock").

          Upon the amendment of this Article to read as herein set forth, each outstanding share of Common and Class A Preferred Stock is divided into 10 shares of the same class of stock.

3. The definition of "Original Cost" in Section 11 of Subdivision B of Article III is amended to read as follows:

               "Original Cost" of each share of Class A Preferred shall be equal to $36.00 per share (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations affecting Class A Preferred).

4. The foregoing amendments of Articles of Incorporation have been duly approved by the board of directors.

5. The foregoing amendments of Articles of Incorporation have been duly approved by the required vote of common shareholders in accordance with
     Section 902, California Corporations Code. The total number of outstanding common shares of the corporation is 1,256,247. The number of common shares voting in favor of the amendment equaled or exceeded the vote required.
     The percentage vote required was more than 50%.
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6.   The foregoing amendments of Articles of Incorporation have been duly approved by the required vote of Class A preferred shareholders in accordance with Sections 902 and 903, California Corporations Code. The total number of outstanding Class A preferred shares of the corporation is 125,000. The number of Class A preferred shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: March 19, 1999.



                                    /s/ Wallace W. Griffin
                                    ----------------------
                                    WALLACE W. GRIFFIN, President


                                    /s/ Richard E. Bryson
                                    ---------------------
                                    RICHARD E. BRYSON,
                                      Chief Financial Officer